                                                                     Exhibit 2.1
================================================================================



                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                            Vitria Technology, Inc.,
                            a Delaware corporation;


                       Victorious Acquisition Sub, Inc.,
                            a Delaware corporation;

                                      and


                           XMLSolutions Corporation,
                            a Virginia corporation.


                          ___________________________
                           Dated as of March 25, 2001
                          ___________________________


================================================================================

               TABLE OF CONTENTS

                                                                                 Page
SECTION 1.  Description of Transaction.............................................1
                1.1  Merger of Merger Sub into the Company.........................1
                1.2  Effect of the Merger..........................................1
                1.3  Closing; Effective Time.......................................2
                1.4  Articles of Incorporation and Bylaws; Directors and Officers..2
                1.5  Conversion of Shares..........................................2
                1.6  Employee Stock Options........................................3
                1.7  Closing of the Company's Transfer Books.......................3
                1.8  Exchange of Certificates......................................3
                1.9  Dissenting Shares.............................................4
               1.10  Accounting Treatment..........................................4
               1.11  Further Action................................................4
SECTION 2.  Representations and Warranties of the Company..........................4
                2.1  Due Organization; Subsidiaries; Etc...........................5
                2.2  Articles of Incorporation and Bylaws; Records.................5
                2.3  Capitalization, Etc...........................................6
                2.4  Financial Statements..........................................7
                2.5  Absence of Changes............................................8
                2.6  Title to Assets...............................................10
                2.7  Bank Accounts; Receivables....................................10
                2.8  Equipment; Leasehold..........................................11
                2.9  Proprietary Assets............................................11
               2.10  Contracts.....................................................13
               2.11  Liabilities...................................................16
               2.12  Compliance with Legal Requirements............................16
               2.13  Governmental Authorizations...................................16
               2.14  Tax Matters...................................................16
               2.15  Employee and Labor Matters; Benefit Plans.....................17
               2.16  Environmental Matters.........................................20
               2.17  Insurance.....................................................20

               2.18  Related Party Transactions....................................21
               2.19  Legal Proceedings; Orders.....................................21
               2.20  Authority; Binding Nature of Agreement........................22
               2.21  Non-Contravention; Consents...................................22
               2.22  Full Disclosure...............................................23
               2.23  Vote Required.................................................23
               2.24  No Brokers....................................................23
               2.25  No Existing Discussions.......................................23
SECTION 3.  Representations and Warranties of Parent and Merger Sub................23
                3.1  Corporate Existence and Power.................................24
                3.2  Authority; Binding Nature of Agreement........................24
                3.3  Non-Contravention; Consents...................................24
SECTION 4.  Certain Covenants of the Company.......................................24
                4.1  Access and Investigation......................................24
                4.2  Operation of the Acquired Corporations' Business..............25
                4.3  Notification; Updates to Disclosure Schedule..................26
                4.4  No Negotiation................................................27
SECTION 5.  Additional Covenants of the Parties....................................27
                5.1  Filings and Consents..........................................28
                5.2  Company Shareholders' Consent.................................28
                5.3  Public Announcements..........................................28
                5.4  Commercially Reasonable Efforts...............................28
                5.5  Reserved......................................................28
                5.7  Release.......................................................28
                5.8  Termination of Employee Plans.................................28
                5.9  Reserved......................................................29
               5.10  Reserved......................................................29
               5.11  Warrants......................................................29
               5.12  Audit.........................................................29
SECTION 6.  Conditions Precedent to Obligations of Parent and Merger Sub...........29


                6.1  Accuracy of Representations...................................29
                6.2  Performance of Covenants......................................29
                6.3  Shareholder Approval..........................................29
                6.4  Consents......................................................29
                6.5  Agreements and Documents......................................30
                6.7  Absence of Material Adverse Effect............................31
                6.8  No Restraints.................................................31
                6.9  No Legal Proceedings..........................................31
               6.10  Termination of Employee Plans.................................31
SECTION 7.  Conditions Precedent to Obligations of the Company.....................31
                7.1  Accuracy of Representations...................................31
                7.2  Performance of Covenants......................................32
                7.3  No Restraints.................................................32
SECTION 8.  Termination............................................................32
                8.1  Termination Events............................................32
                8.2  Termination Procedures........................................32
                8.3  Effect of Termination.........................................33
SECTION 9.  RESERVED...............................................................33
SECTION 10.  Miscellaneous Provisions..............................................33
               10.1  Shareholders' Agent...........................................33
               10.2  Further Assurances............................................33
               10.3  Fees and Expenses.............................................33
               10.4  Attorneys' Fees...............................................34
               10.5  Notices.......................................................34
               10.6  Time of the Essence...........................................35
               10.7  Headings......................................................35
               10.8  Counterparts..................................................35
               10.9  Governing Law.................................................35
              10.10  Successors and Assigns........................................35
              10.11  Remedies Cumulative; Specific Performance.....................36

              10.12  Waiver........................................................36
              10.13  Amendments....................................................36
              10.14  Severability..................................................36
              10.15  Parties in Interest...........................................37
              10.16  Entire Agreement..............................................37
              10.17  Construction..................................................37

                                    EXHIBITS

Exhibit A       -         Certain definitions
Exhibit B       -         Form of Voting Agreement
Exhibit C       -         Reserved
Exhibit D-1     -         Reserved
Exhibit D-2     -         Reserved
Exhibit E       -         Persons to sign Releases
Exhibit F       -         Form of Release
Exhibit G       -         Form of legal opinion of Mintz Levin
Exhibit H       -         Reserved
Exhibit I       -         Reserved

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of March 25, 2001 by and among: Vitria Technology, Inc., a Delaware corporation ("Parent"); Victorious Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and XMLSolutions Corporation, a Virginia corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement, the Delaware General Corporation Law and the Virginia Stock Corporation Act (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. For accounting purposes, it is intended that the Merger be treated as a "purchase."

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. At the time of or prior to the execution and delivery of this Agreement, certain shareholders of the Company (i) representing the Required Vote (as defined in Section 2.23 of this Agreement) and (ii) holding an aggregate of at least 90% of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock (each as defined in
Section 2.3 of this Agreement), taken together as a single class, are executing and delivering to Parent a voting agreement (a "Voting Agreement") substantially in the form of Exhibit B.

                                   Agreement

     The parties to this Agreement agree as follows:

SECTION 1.  Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and the Virginia Stock Corporation Act.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward llp, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190, on a date to be designated by Parent, which shall be as soon as practicable after, but no later than the third business day after, the satisfaction or waiver of the latest to occur of the conditions set forth in Sections 6 and 7. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware, and properly executed articles of merger conforming to the requirements of the Virginia Stock Corporation Act shall be filed with the State Corporation Commission of the Commonwealth of Virginia. The Merger shall become effective at the time such articles of merger are filed with the State Corporation Commission of the Commonwealth of Virginia (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time:

         (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

         (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent; and

         (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified by Parent.

     1.5  Conversion of Shares.

         (a) Subject to Section 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

             (i) each share of Company Common Stock (as defined in Section 2.3) outstanding immediately prior to the Effective Time shall be canceled and shall no longer represent any interest in the Company nor any interest in the Surviving Corporation, Parent or Merger Sub:

             (ii) each share of Series A Preferred Stock (as defined in Section 2.3) outstanding immediately prior to the Effective Time shall be converted into the right to receive $.385962;

             (iii)  each share of Series B Preferred Stock (as defined in
     Section 2.3) outstanding immediately prior to the Effective Time shall be converted into the right to receive $1.737; and

             (iv) each share of the common stock ($0.001 par value per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     1.6 Employee Stock Options. At the Effective Time, each stock option that is then outstanding under the Company's 1999 Stock Option/Stock Issuance Plan (the "Stock Plan"), whether vested or unvested (a "Company Option"), shall be terminated in accordance with the provisions of the Stock Plan, and all rights with respect to Company Common Stock under outstanding Company Options shall thereupon be terminated. The Company and Parent shall take all action that may be necessary (under the Company's Stock Plan and related stock option agreements and otherwise) to effectuate the provisions of this Section 1.6.

     1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  Exchange of Certificates.

         (a) Within two business days following the execution of this Agreement, Parent will provide the Company with a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for a cash payment pursuant to Section 1.5 of this Agreement. The Company will distribute such letter of transmittal and instructions to each Company shareholder that does not perfect its dissenters' rights and is otherwise entitled to receive cash pursuant to
     Section 1.5 (a "Merger Shareholder"). Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, from and after the Effective Time, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a check in the amount that such holder has the right to receive pursuant to the provisions of Section 1.5 of this Agreement, and the Company Stock Certificate so surrendered shall be canceled. Within one business day after Parent receives oral confirmation from the State Corporation Commission of the Commonwealth of Virginia that the articles of merger have been accepted for filing, Parent will (i) release and pay the amounts due to all holders of Company Stock Certificates who have surrendered their certificates along with their properly executed letters of transmittal prior to the Effective Time and (ii) repay the Investor Notes (as defined in Section 6.5(k)). Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a cash payment pursuant to Section 1.5 of this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the making of any cash payment pursuant to this Agreement, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit of loss and indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

         (b) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any cash amounts delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  Dissenting Shares.

         (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become held by a "dissenter" within the meaning of Section 13.1-729 of the Virginia Stock Corporation Act shall not be converted into or represent the right to receive cash in accordance with
     Section 1.5 of this Agreement, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under Article 15 of the Virginia Stock Corporation Act; provided, however, that if the status of the holder of any such shares as a "dissenter" shall not be perfected, or if the holder of any such shares shall lose such holder's status as a "dissenter," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) cash in accordance with Section 1.5.

         (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to
     Article 15 of the Virginia Stock Corporation Act and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Virginia Stock Corporation Act and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  Representations and Warranties of the Company

     The Company represents and warrants, to and for the benefit of Parent, as follows:

     2.1  Due Organization; Subsidiaries; Etc.

         (a) The Company does not own a controlling interest in any Entity other than the Entities identified in Part 2.1(a) of the Disclosure Schedule. The Entities identified in Part 2.1(a) of the Disclosure Schedule are referred to in this Agreement as the "Subsidiaries," and the Company and the Subsidiaries, collectively, are referred to in this Agreement as the "Acquired Corporations." Each of the Acquired Corporations is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts to which it is a party.

         (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, none of the Acquired Corporations has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "XMLSolutions Corporation" and "XML Solutions."

         (c) None of the Acquired Corporations is, and has not been required to be, qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Acquired Corporations. The Acquired Corporations are in good standing as foreign corporations in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

         (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of each of the Acquired Corporations' board of directors, (ii) the names of the members of each committee of each of the Acquired Corporations' board of directors and (iii) the names and titles of each of the Acquired Corporations' officers.

         (e) None of the Acquired Corporations owns any controlling interest in any Entity and, except for the equity interests identified in Part 2.1(e) of the Disclosure Schedule, none of the Acquired Corporations has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. None of the Acquired Corporations has agreed, and none of the Acquired Corporations is obligated to make, any future investment in or capital contribution to any Entity. None of the Acquired Corporations has guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) each of the Acquired Corporations' articles of incorporation and bylaws (or similar organizational documents), including all amendments thereto; (2) the stock records of each of the Acquired Corporations; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of each of the Acquired Corporations, the board of directors of each of the Acquired Corporations and all committees of the board of directors of each of the Acquired Corporations. There have been no formal meetings or other proceedings of the shareholders of any of the Acquired Corporations, the board of directors of any of the Acquired Corporations or any committee of the board of directors of any of the Acquired Corporations that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of any of the Acquired Corporations' articles of incorporation or bylaws (or similar organizational documents), and none of the Acquired Corporations has taken any action that is inconsistent in any material respect with any resolution adopted by any of the Acquired Corporations' shareholders, any of the Acquired Corporations' board of directors or any committee of any of the Acquired Corporations' board of directors. The books of account, stock records, minute books and other records of the Acquired Corporations are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3  Capitalization, Etc.

         (a) The authorized capital stock of the Company consists of thirty-six million five hundred fifty thousand (36,550,000) shares, of which thirty million (30,000,000) shares are of a class designated Common Stock with a par value of $.001 per share ("Company Common Stock") (of which 4,467,713 shares have been issued and are outstanding as of the date of this Agreement), and six million five hundred fifty thousand (6,550,000) shares are of a class designated Preferred Stock, of which three million two hundred forty thousand (3,240,000) shares are of a series designated "Series A Preferred Stock", restated par value $0.001 per share (of which 3,240,000 shares have been issued and are outstanding as of the date of this Agreement), and three million three hundred ten thousand (3,310,000) shares are of a series designated "Series B Preferred Stock", par value $0.001 per share (of which 3,310,000 shares have been issued and are outstanding as of the date of this Agreement). Each outstanding share of Series A Preferred Stock and Series B Preferred Stock is convertible into one share of Company Common Stock. The board of directors of the Company has not at any time declared, and, in connection with the transactions contemplated by this Agreement, the holders of Series A Preferred Stock and Series B Preferred Stock are not entitled to, any dividends with respect to the Series A Preferred Stock and Series B Preferred Stock. All of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3(a) of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

         (b) The Company has reserved 4,500,000 shares of Company Common Stock for issuance under its Stock Plan, of which options to purchase 434,985 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option and (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable. At the Effective Time, each Company Option, whether vested or unvested, shall be terminated, and all rights with respect to Company Common Stock under outstanding Company Options shall thereupon be terminated, and the Company Options shall no longer represent any interest in the

     Company, the Surviving Corporation or Parent or any right to receive any other consideration from the Company, the Surviving Corporation or Parent. Except as set forth in Part 2.3(b) of the Disclosure Schedule, there is no:
     (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or
     (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (c) All outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock, and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

         (d) Except as set forth in Part 2.3(d) of the Disclosure Schedule, all outstanding shares of capital stock or other securities of the Subsidiaries are owned of record and beneficially by the Company and have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Subsidiaries; (iii) Contract under which any of the Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Subsidiaries.

         (e) Except as set forth in Part 2.3(d) of the Disclosure Schedule, none of the Acquired Corporations has ever repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of any of the Acquired Corporations. All securities so reacquired by the Company were reacquired in compliance with (i) all applicable Legal Requirements and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4  Financial Statements.

         (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

             (i) The audited balance sheet of the Acquired Corporations as of December 31, 1999, and the related audited income statement, statement of shareholders' equity and statements of cash flows of the Acquired Corporations for the year then ended, together with the notes thereto and the unqualified report and opinion of KPMG Peat Marwick relating thereto;

             (ii) the unaudited balance sheet of the Acquired Corporations as of December 31, 2000, and the related audited income statement, statement of shareholders' equity and statement of cash flows of the Acquired Corporations for the year then ended, together with the notes thereto; and

             (iii) the unaudited balance sheet of the Acquired Corporations as of February 28, 2001 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Acquired Corporations for the two months then ended.

         (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Acquired Corporations as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Sections 2.4(a)(i)and 2.4(a)(ii)) cash flows of the Acquired Corporations for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(iii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 2000:

         (a) there has not been any material adverse change in the Acquired Corporations' business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Acquired Corporations' assets (whether or not covered by insurance);

         (c) none of the Acquired Corporations has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) none of the Acquired Corporations has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Disclosure Schedule) or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (e) none of the Acquired Corporations has amended or waived any of its rights under (i) any provision of the Company's Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option or
     (iii) any restricted stock purchase agreement;

         (f) there has been no amendment to any of the Acquired Corporations' articles of incorporation or bylaws (or similar organizational documents), and none of the Acquired Corporations has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) none of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

         (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since December 31, 2000, exceeds $50,000;

         (i) none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

         (j) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Acquired Corporations' past practices;

         (k) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (l) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Acquired Corporations' past practices;

         (m) none of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business) or (ii) incurred or guaranteed any indebtedness for borrowed money;

         (n) none of the Acquired Corporations has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (iii) hired any new employee;

         (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

         (p)  none of the Acquired Corporations has made any Tax election;

         (q) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

         (r) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

         (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6  Title to Assets.

         (a) The Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Acquired Corporations' rights under the Contracts identified in Part
     2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Acquired Corporations' books and records as being owned by the Acquired Corporations. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Acquired Corporations free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations.

         (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Acquired Corporations and that are being leased or licensed to any of the Acquired Corporations.

     2.7  Bank Accounts; Receivables.

         (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of any of the Acquired Corporations at any bank or other financial institution.

         (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Acquired Corporations. Except as set forth in
     Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since February 28, 2001 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business and (ii) to the knowledge of the Company, are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $500,000 in the aggregate).

     2.8  Equipment; Leasehold.

         (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Acquired Corporations' business in the manner in which such business is currently being conducted.

         (b) None of the Acquired Corporations owns any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9  Proprietary Assets.

         (a) Part 2.9(a)(i) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by the Acquired Corporations. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset that is owned by any other Person and that is licensed to or used by any of the Acquired Corporations (except for any Proprietary Asset that is licensed to any of the Acquired Corporations under any third party software license that (i) is generally available to the public and (ii) imposes no future monetary obligation on any of the Acquired Corporations) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by any of the Acquired Corporations. Except as to the security interest granted to Silicon Valley Bank by the Company, the Acquired Corporations have good and valid title to all of the Proprietary Assets identified in Part 2.9(a)(i) of the Disclosure Schedule, free of any Encumbrances, and have a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.9(a)(ii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(iii) of the Disclosure Schedule, the Acquired Corporations are not obligated to make any payment to any Person for the use or other exploitation of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Acquired Corporations are free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis (other than Proprietary Assets consisting of software licensed to any of the Acquired Corporations under third party licenses generally available to the public, with respect to which the Acquired Corporations' rights are not exclusive). Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of any Company Proprietary Asset, and none of the Acquired Corporations has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any Company Proprietary Asset.

         (b) The Acquired Corporations have taken all reasonably prudent measures and precautions necessary to protect and maintain the confidentiality, value and secrecy of all Company Proprietary Assets (except those Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth on Part 2.9(b)(i) of the Disclosure Schedule, other than the respective directors, officers and employees, none of the Acquired Corporations has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person has access to or has any rights with respect to, any trade secrets comprising Company Proprietary Assets or the source code, or any portion or aspect of the source code, of any Company Proprietary Asset. Except as set forth in Part 2.9(b)(ii) of the Disclosure Schedule, all current and former employees, consultants and independent contractors that are or were involved in the creation, invention, research or development of the Company Proprietary Assets have executed and delivered to the Company or another Acquired Corporation an agreement that is substantially identical to the form of the Confidential Information and Invention Assignment Agreement for Employee previously delivered to Parent.


         (c) All patents, trademarks, service marks, copyrights and other such Proprietary Assets that are registered with any Governmental Body and held by the Acquired Corporations are valid and subsisting. To the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, none of the Acquired Corporations has received any written notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. Notwithstanding the written notice or other communications identified in
     Part 2.9(c) of the Disclosure Schedule, to the knowledge of the Company, none of the Acquired Corporations is infringing, misappropriating or making any unlawful use of, and, to the knowledge of the Company, none of the Acquired Corporations has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

         (d) The Proprietary Assets identified in Part 2.9 of the Disclosure Schedule constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct its business in the manner currently conducted and in the manner currently proposed to be conducted. None of the Acquired Corporations has licensed any Company Proprietary Assets to any Person with any exclusive terms whatsoever. None of the Acquired Corporations has entered into any covenant not to compete or Contract limiting its ability to exploit fully any Company Proprietary Assets or to transact business in any market or geographical area or with any Person. Each Company Proprietary Asset shall be available to the Surviving Corporation immediately after the Closing on terms and conditions identical to the terms and conditions to which the Company Proprietary Assets are available to the Acquired Corporations immediately prior to the Closing.

         (e) Except as set forth in Part 2.9(e) of the Disclosure Schedule, none of the Acquired Corporations has entered into nor is bound by any Contract under which any Person has the right to modify, distribute or license any Company Proprietary Asset. Except as set forth on Part 2.9(e) of the Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Company Proprietary Asset. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Company Proprietary Asset.

         (f) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

         (g) Reasonably promptly following the execution of this Agreement, the Company shall deliver or make available to Parent correct and complete copies of all Proprietary Assets (as amended to date) and shall make available to Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

     2.10  Contracts.

         (a)  Part 2.10 of the Disclosure Schedule identifies:

             (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

             (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

             (iii) each Company Contract relating to the grant of rights to manufacture, produce, assemble, license, market, or sell the Acquired Corporations' products to any other person or otherwise affecting the Acquired Corporations' exclusive right to develop, manufacture, assemble, distribute, market or sell its products;

             (iv) each Company Contract relating to product support obligations, obligations to supply product, OEM and reseller arrangements and obligations for product development and supply;

             (v) each Company Contract relating to indemnification by any of the Acquired Corporations with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business);

             (vi) each Company Contract imposing any restriction on the Acquired Corporations' right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

             (vii) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

             (viii) each Company Contract relating to the acquisition, issuance or transfer of any securities;

             (ix) each Company Contract relating to the creation of any Encumbrance with respect to any asset of any of the Acquired Corporations;

             (x) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

             (xi) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

             (xii) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

             (xiii) each Company Contract constituting or relating to a Government Contract or Government Bid;

             (xiv) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Acquired Corporations' past practices;

             (xv) any other Company Contract that has a term of more than 60 days and that may not be terminated by any of the Acquired Corporations (without penalty) within 60 days after the delivery of a termination notice by any of the Acquired Corporations;

             (xvi) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate; and

              (xvii) any other Company Contract that is material to the business of the Acquired Corporations. (Contracts in the respective categories described in clauses "(i)" through "(xvii)" above are referred to in this Agreement as "Material Contracts.")

         (b) The Company has delivered or made available to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. No Company Contract required to be disclosed in Part 2.10 of the Disclosure Schedule is an oral contract. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Acquired Corporations in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

             (i) none of the Acquired Corporations has materially violated or breached, or committed any material default under, any Company Contract, and, to the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Company Contract;

             (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

             (iii) since December 31, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract other than as otherwise disclosed in Part 2.19 of the Disclosure Schedule; and

             (iv) none ofthe Acquired Corporations has waived any of its material rights under any Material Contract.

         (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Acquired Corporations under any Material Contract or any other material term or provision of any Material Contract.

         (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted.

         (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any of the Acquired Corporations since January 1, 2000.

         (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Acquired Corporations' backlog under Company Contracts.

         (h)  Except as set forth in Part 2.10(h) of the Disclosure Schedule:

             (i) none of the Acquired Corporations has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid; and

             (ii) each of the Acquired Corporations has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids.

     2.11 Liabilities. The Acquired Corporations have no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Acquired Corporations since February 28, 2001 in the ordinary course of business and consistent with the Acquired Corporations' past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12  Compliance with Legal Requirements. Each of the Acquired
Corporations is, and has at all times since December 31, 1998 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1998, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Acquired Corporations, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted. Each of the Acquired Corporations is, and at all times since December 31, 1998 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1998, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14  Tax Matters.

         (a) All Tax Returns required to be filed by or on behalf of any of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or, if due prior to the Closing, will be, filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1994 which have been requested by Parent.

         (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Acquired Corporations will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2000 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

         (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by any of the Acquired Corporations or any other Person), and no such extension or waiver has been requested from any of the Acquired Corporations.

         (d) No claim or Proceeding is pending or has been threatened against or with respect to any of the Acquired Corporations in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Acquired Corporations with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by any of the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15  Employee and Labor Matters; Benefit Plans.

         (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any employee of any of the Acquired Corporations ("Employee"), except for Plans which would not require any of the Acquired Corporations to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

         (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

         (c) The Acquired Corporations maintain, sponsor or contribute only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

         (d)  With respect to each Plan, the Company has delivered to Parent:

             (i) an accurate and complete copy of such Plan (including all amendments thereto);

             (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

             (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

             (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

             (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

             (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

         (e) None of the Acquired Corporations is required to be, and has never been required to be, treated as a single employer with any other Person under
Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Company, none of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in

Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

         (f) None of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

         (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

         (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

         (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code. (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and none of the Acquired Corporations is aware of any reason why any such determination letter should be revoked.

         (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Acquired Corporations' employees are "at will" employees.

         (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

         (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

         (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, each of the Acquired Corporations has good labor relations, and none of the Acquired Corporations has reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Acquired Corporations' labor relations, or (ii) any of the Acquired Corporations' employees intends to terminate his or her employment with any of the Acquired Corporations.

     2.16 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Acquired Corporations' compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by any of the Acquired Corporations pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of each of the Acquired Corporations and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since December 31, 1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1998 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Acquired Corporations; (b) no Related Party is, or has at any time since December 31, 1998 been, indebted to any of the Acquired Corporations; (c) since December 31, 1998, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving any of the Acquired Corporations; (d) no Related Party is competing, or has at any time since December 31, 1998 competed, directly or indirectly, with any of the Acquired Corporations; and (e) no Related Party has any claim or right against any of the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of any of the Acquired Corporations). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the shareholders of the Company; (ii) each individual who is, or who has at any time since December 31, 1998 been, an executive officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19  Legal Proceedings; Orders.

         (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations or any Person whose liability any of the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding of a material or potentially material nature has ever been commenced by or has ever been pending against any of the Acquired Corporations.

         (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Acquired Corporations' business.

     2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of any of the Acquired Corporations' articles of incorporation or bylaws (or similar organizational documents), or (ii) any resolution adopted by any of the Acquired Corporations' shareholders, any of the Acquired Corporations' board of directors or any committee of any of the Acquired Corporations' board of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to any of the Acquired Corporations' business or to any of the assets owned or used by any of the Acquired Corporations;

         (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
     (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

         (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as set forth in Part 2.21 of the Disclosure Schedule, none of the Acquired Corporations is and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22  Full Disclosure.

         (a) This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading in any material respect.

         (b) The information supplied by the Company to its shareholders in connection with the solicitation of the written consent of its shareholders as provided in Section 5.2 of this Agreement will not (i) contain any statement that is inaccurate or misleading with respect to any material fact or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

     2.23 Vote Required. The affirmative vote of the holders of (i) more than two-thirds of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class; (ii) more than two-thirds of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class; and (iii) more than two-thirds of the outstanding shares of Company Common Stock, voting together as a separate class (collectively, the "Required Vote") is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to adopt this Agreement and to approve the Merger and the other transactions contemplated by this Agreement.

     2.24 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of any of the Acquired Corporations or any affiliate of the Company.

     2.25 No Existing Discussions. Except as set forth in Part 2.25 of the Disclosure Schedule, neither any of the Acquired Corporations nor any Representative of any of the Acquired Corporations is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Transaction.

SECTION 3. Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     3.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

     3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's stockholders or Merger Sub's shareholders, Parent's or Merger Sub's board of directors or any committee of Parent's or Merger Sub's board of directors; or

         (b) give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement.

Except for the filing of a certificate of merger conforming to the requirements of the Delaware General Corporation Law with the Secretary of State of the State of Delaware and the filing of articles of merger conforming to the requirements of the Virginia Stock Corporation Act with the State Corporation Commission of the Commonwealth of Virginia, neither Parent or Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

SECTION 4.  Certain Covenants of the Company

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

     4.2 Operation of the Acquired Corporations' Business. During the Pre-Closing Period:

         (a) each of the Acquired Corporations shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

         (b) each of the Acquired Corporations shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Acquired Corporations;

         (c) each of the Acquired Corporations shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

         (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent upon its request concerning the status of the Acquired Corporations' business;

         (e) none of the Acquired Corporations shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

         (f) none of the Acquired Corporations shall sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to issue Company Common Stock to employees upon the exercise of outstanding Company Options and (y) to issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock and Series B Preferred Stock);

         (g) none of the Acquired Corporations shall amend or waive any of its rights under, or permit (other than as required by the Company's Stock
     Plan) the acceleration of vesting under, (i) any provision of the Company's Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

         (h) none of the Acquired Corporations shall amend or permit the adoption of any amendment to its articles of incorporation or bylaws (or similar organizational documents), or effect or permit any of the Acquired Corporations to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock and Series B Preferred Stock);

         (i) none of the Acquired Corporations shall form any subsidiary or acquire any equity interest or other interest in any other Entity;

         (j) none of the Acquired Corporations shall make any capital expenditure;

         (k) none of the Acquired Corporations shall (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract, without the prior approval of Parent;

         (l) none of the Acquired Corporations shall (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Acquired Corporations pursuant to Contracts that are not Material Contracts;

         (m) none of the Acquired Corporations shall (i) lend money to any Person or (ii) other than from Parent or Silicon Valley Bank pursuant to the terms of the existing credit facility, incur or guarantee any indebtedness for borrowed money;

         (n) none of the Acquired Corporations shall (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

         (o) none of the Acquired Corporations shall change any of its methods of accounting or accounting practices in any material respect;

         (p)  none of the Acquired Corporations shall make any Tax election;

         (q) none of the Acquired Corporations shall commence or settle any material Legal Proceeding; and

         (r) none of the Acquired Corporations shall agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

     4.3  Notification; Updates to Disclosure Schedule.

         (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

             (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

             (iii)  any breach of any covenant or obligation of the Company; and

             (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.4 No Negotiation. During the Pre-Closing Period, unless the Company shall have the right to terminate this Agreement under Section 8.1(e), the Company shall not, directly or indirectly:

     (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

     (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

     (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its affiliates during the Pre-Closing Period if, at the time of such receipt, the restrictions imposed upon the Company under this section are in effect.

SECTION 5.  Additional Covenants of the Parties

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain no later than April 4, 2001, or as soon thereafter as practicable, all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2 Company Shareholders' Consent. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Virginia Stock Corporation Act, solicit the written consent of its shareholders (to be effective on or prior to April 4, 2001) approving the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement. The written consent shall be in a form reasonably acceptable to Parent and shall include a waiver of any rights of the shareholders (under the articles of incorporation or bylaws of the Company, agreements to which the shareholders are party or otherwise) that Parent reasonably determines to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company.

     5.3 Public Announcements. During the Pre-Closing Period, (a) none of the Acquired Corporations shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, any of the other transactions contemplated by this Agreement, or pending or signed customer contracts without Parent's prior written consent and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

     5.4  Commercially Reasonable Efforts. During the Pre-Closing Period,
(a) the Company shall use its commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied no later than April 4, 2001, or as soon thereafter as practicable and (b) Parent and Merger Sub shall use their commercially reasonable efforts to cause the conditions set forth in
Section 7 to be satisfied no later than April 4, 2001, or as soon thereafter as practicable.

     5.5  Reserved.

     5.6  Reserved.

     5.7 Release. The Company shall use all commercially reasonable efforts to cause each of the Merger Shareholders who executes the written consent of the Company's shareholders contemplated by Section 5.2 of this Agreement, and each of the individuals identified on Exhibit E, to execute and deliver to the Company a Release in the form of Exhibit F.

     5.8 Termination of Employee Plans. At the Closing, the Company shall terminate its Bonus Plan, and shall ensure that no employee or former employee of the Company has any rights under such Plan and that any liabilities of the Company under such Plan (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company other than the payment of bonuses accrued prior to the Closing and identified on Part 5.8 of the Disclosure Schedule.

     5.9  Reserved.

     5.10  Reserved.

     5.11 Warrants. The Company shall (i) use all commercially reasonable efforts to cause, without payment of any consideration, Silicon Valley Bank to terminate the warrant to purchase 11,000 shares of Company Common Stock held by Silicon Valley Bank (the "SVB Warrant") and (ii) the holders of the Company's Series B Preferred Stock to terminate the warrants to purchase an aggregate of 662,000 shares of Company Common Stock held by such holders (the "Series B Warrants").

      5.12 Audit. The Company shall use all commercially reasonable efforts to cause KPMG Peat Marwick to issue on or prior to the Closing an audit report with respect to the Company's financial statements for the year ended December 31, 2000.

SECTION 6.  Conditions Precedent to Obligations of Parent and Merger Sub

      The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which Parent and Merger Sub shall have the right to waive:

     6.1 Accuracy of Representations. The representations and warranties made by the Company in Section 2.3 and Section 2.20 of this Agreement shall have been accurate in all respects as of the date of this Agreement and as of the Closing as if made at the Closing (without giving effect to any update to the Disclosure Schedule). Each of the other representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, and without giving effect to any update to the Disclosure Schedule).

     6.2 Performance of Covenants. All of the covenants and obligations that the Company are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the Required Vote and the affirmative vote of the holders of at least 90% of the shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock entitled to vote with respect thereto, voting as a single class.

     6.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in

Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

         (a)  Reserved;

         (b) a Release in the form of Exhibit F, executed by each of the Merger Shareholders who executes the written consent of the Company's shareholders contemplated by Section 5.2 of this Agreement, and each of the individuals or entities identified on Exhibit E;

         (c)  Reserved;

         (d)  Reserved;

         (e) a legal opinion of Mintz Levin, dated as of the Closing Date, in the form of Exhibit G;

         (f) a certificate executed by the Chief Executive Officer of the Company containing the representation and warranty of the Company that each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.7 and 6.9 have been duly satisfied (the "Company Closing Certificate");

         (g) written resignations of all directors and officers of the Acquired Corporations, effective as of the Effective Time;

         (h) the valid and effective termination as of the Effective Time of provisions in Contracts that provide any Person with rights of any nature with respect to their election to the board of directors of the Company or their right to observe or attend board of directors' meetings;

         (i) articles of merger executed by the Company to be filed with the State Corporation Commission of the Commonwealth of Virginia in accordance with Section 1.3 and a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 1.3;

         (j)  Reserved;

         (k) evidence, reasonably satisfactory to Parent, pursuant to which the holders of the Company's promissory notes issued in March 2001 in the aggregate principal amount of $250,000 and identified in Part 2.5(d) of the Disclosure Schedule (the "Investor Notes") have amended the Investor Notes to remove (effective as of the Effective Time): (i) the provision in the Investor Notes that provides that the Investor Notes will be prepaid at 200% in the event of a change of control of the Company; (ii) the provision in the Investor Notes obligating the Company to comply with certain covenants identified on Schedule B of each of the Investor Notes; (iii) Schedule B of each of the

     Investor Notes and (iv) the provisions of the Investor Notes that provide for their convertibility into equity of the Company; and

         (l) evidence, reasonably satisfactory to Parent, providing for the termination of the SVB Warrant and the Series B Warrants.

     6.6  Reserved.

     6.7 Absence of Material Adverse Effect. There shall have been no change in the business, condition, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations, other than changes that arise from matters expressly disclosed on the Disclosure Schedule.

     6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.9 No Legal Proceedings. Other than Legal Proceedings that arise from matters expressly disclosed on the Disclosure Schedule, no Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging the Merger, (b) seeking the recovery of a material amount of damages in excess of the amount of the claims identified in Part 2.19 of the Disclosure Schedule, (c) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation or (d) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company, or right to receive consideration as a result of the Merger.

     6.10 Termination of Employee Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the bonus plan referred to in Section 5.8.

SECTION 7.  Conditions Precedent to Obligations of the Company

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing as if made at the Closing (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8.  Termination

     8.1  Termination Events. This Agreement may be terminated prior to the
Closing:

         (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

         (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

         (c) by Parent if the Closing has not taken place on or before April 30, 2001 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

         (d) by the Company if the Closing has not taken place on or before April 30, 2001 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

         (e) by the Company, if Parent has breached its obligation to fund Loan B under that certain promissory note issued by the Company to Parent on March 15, 2001; or

         (f)  by the mutual consent of Parent and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3  Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9.  RESERVED.

SECTION 10.  Miscellaneous Provisions

     10.1 Shareholders' Agent. By virtue of their approval of the Merger and this Agreement, the Merger Shareholders shall have approved, among other matters, the expense reimbursement provisions in Section 10.3 and shall appoint Hadar Pedhazur as their agent for purposes of the transactions contemplated by this Agreement (the "Shareholders' Agent"), and Hadar Pedhazur hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to the transactions contemplated by this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Merger Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Merger Shareholder by the Shareholders' Agent, as fully binding upon such Merger Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Merger Shareholders, then the Merger Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of this Section 10.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Merger Shareholders.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Acquired Corporations' business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement) exceeds $50,000 in the aggregate, such fees, costs and expenses shall be borne and paid by the Merger Shareholders and not by the Company.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent:

          Vitria Technology, Inc.
          945 Stewart Drive
          Sunnyvale, CA 94086
          Facsimile number:  (408) 217-2720
          Attn:  General Counsel
          with a copy to:

          Cooley Godward LLP
          Attn:  Suzanne Sawochka Hooper
          3000 El Camino Real
          Five Palo Alto Square
          Palo Alto, CA 94306-2155
          Facsimile:  (650) 849-7400

          if to the Company:

          XMLSolutions Corporation
          7929 Westpark Drive, Suite 100
          McLean, VA 22102
          Facsimile number: (703) 556-3397

          with copy to:

          Mintz Levin Cohen Ferris Glovsky and Popeo, P.C.
          Attn:  Mark Wishner
          One Fountain Square
          11911 Freedom Drive
          Suite 400
          Reston, VA 20190
          Facsimile:  (703) 464-4895

          if to any of the Merger Shareholders or the Shareholders' Agent:

          c/o Hadar Pedhazur
          29 Country Club Lane
          Briarcliff, NY 10510

     10.6  Time of the Essence. Time is of the essence of this Agreement.

     10.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger

Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); Parent; Merger Sub; and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.12  Waiver.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         (c) Nothing in this Agreement or in the Release required of any Merger Shareholder shall waive or be deemed to have waived any indemnification right to which such Merger Shareholder, or any affiliate thereof, was entitled to obtain in his capacity as a director or officer of the Company immediately prior to the Merger.

     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.15 Parties in Interest. Except for the provisions of Sections 1.5, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the letter agreement between Parent on and the Company dated as of March 9, 2001 with respect to the treatment of confidential information shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time or (b) the date on which such letter agreement is terminated in accordance with its terms.

     10.17  Construction.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of March 25, 2001.

                                    Vitria Technology, Inc.,
                                     a Delaware corporation

                                    By: /s/ JoMei Chang
                                        ___________________________________

                                    Name:   JoMei Chang
                                    Title:  President and Chief
                                            Executive Officer


                                    Victorious  Acquisition Sub, Inc.,
                                     a Delaware corporation

                                    By: /s/ JoMei Chang
                                        ___________________________________

                                    Name:   JoMei Chang
                                    Title:  President and Chief
                                            Executive Officer

                                    XMLSolutions Corporation,
                                     a Virginia corporation

                                    By: /s/ Kevin Kail
                                        ___________________________________

                                    Name:   Kevin Kail
                                    Title:  President

                                   Exhibit A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

         (a) the sale, license, disposition or acquisition of all or a material portion of the Acquired Corporations' business or assets;

         (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Acquired Corporations (other than common stock issued to employees of the Acquired Corporations, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Acquired Corporations' past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Acquired Corporations (other than stock options granted to employees of the Acquired Corporations in routine transactions in accordance with the Acquired Corporations' past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Acquired Corporations; or

         (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Acquired Corporations.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any of its assets is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Company Source Code. "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Company Proprietary Asset.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     Governmental Authorization.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Knowledge. Information shall be deemed to be known to or to the "knowledge" of the Company if that information is actually known or reasonably should be known by any officer or director of the Company.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Acquired Corporations' business, condition, assets, liabilities, operations, financial performance or prospects.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.